Exhibit 99.1

NEWS RELEASE
	Contacts:	J. Chris Boswell, SVP & CFO
Particle Drilling Technologies, Inc.
713-223-3031 ext. 2085

Ken Dennard, Managing Partner
Jack Lascar, Partner
FOR IMMEDIATE RELEASE		DRG&E / 713-529-6600

PARTICLE DRILLING TECHNOLOGIES ANNOUNCES YEAR-END RESULTS; SECOND COMMERCIAL TRIAL READY TO BEGIN IN UTAH

Operational Highlights

•                                          Second Commercial Trial To Begin Within Days

•                                          New Particle Recovery Unit Complete and Operating Effectively

•                                          Second PID System Should Be Ready For Operation In January 2007

Financial Highlights

•                                          New Growth Capital Secured in $11.75 million Private Placement

Houston – November 15, 2006 – Particle Drilling Technologies, Inc. (NASDAQ: PDRT) (“Company”) today announced its financial results for the year ended September 30, 2006 and that it has mobilized personnel and equipment to begin its second commercial trial using its patented Particle Impact Drilling (PID) unit in the Uinta Basin in Northeast Utah.    Once the PID operation is completed and the results are evaluated and agreed with the customer, the Company will announce the total footage drilled and the total time saved, if any, on the target interval.  The Company will work towards completing this drilling interval and assuming success on this well, the Company is prepared to conduct its third commercial trial within the next 30 days.

As previously announced, in order to facilitate the Company’s growth initiatives, a second PID unit has been ordered and should be ready for operation in January.  The Company is actively working to secure additional contractual work for both PID units with its current customer and with other potential customers.

Jim B. Terry, the Company’s President and CEO stated, “We are very excited about the progress we made this year in developing this game changing drilling technology and are looking forward to commencing Particle Impact Drilling operations on our second commercial trial in the next few days.  We are anxious to complete PID operations on this commercial trial and hopefully to begin adding backlog for the remainder of the year.  We are also continuing to make good progress on the new injector prototypes and plan to field test one or both of those units in the next several months on a commercial well.  We will communicate the full results of the second commercial trial later this month or in early December depending upon the drilling results and the evaluation period.”

The financial results reflect the Company’s status as a development stage company during 2006, generating no revenue.  The following is a summary of the quarterly and yearend results:

	Three Months Ended September 30,		Year Ended September 30,
	2006	2005	2006	2005
	(Unaudited)	(Unaudited)	(Unaudited)

Revenues	$—	$—	$—	$—
Gross profit	—	—	—	—
Loss from operations	(2,546,537)	(2,164,161)	(10,546,042)	(5,984,468)
Net loss	(2,514,152)	(2,050,270)	(10,189,587)	(5,724,418)
Net loss per share - basic and diluted	$(0.10)	$(0.08)	$(0.42)	$(0.26)

The Company will hold a conference call at 10:00 a.m. Eastern Time on Thursday, November 16, 2006, to discuss its year end results and to provide a further operational update. To participate in the call, dial 303-262-2137 and ask for the Particle Drilling call at least 10 minutes prior to the start time, or access it live over the Internet by logging onto the web at www.particledrilling.com, on the “Investor Relations” section of the Company’s website. To listen to the live call on the web, please visit the web site at least fifteen minutes prior to the call to register, download and install any necessary audio software.

If you cannot listen to the live webcast, an archive will be available shortly after the call for a period of 90 days on the “Investor Relations” section of the Company’s website. A telephonic replay of the conference call will be available through November 23,, 2006 and may be accessed by calling 303-590-3000 and using the pass code 11074778.

Particle Drilling Technologies, Inc., headquartered in Houston, Texas, is a development stage oilfield service and technology company owning certain patents and pending patents related to the Particle Impact Drilling technology.  The Company’s technology is designed to enhance the rate-of-penetration function in the drilling process, particularly in hard rock drilling environments.

Certain statements in this press release that are not historical but are forward-looking are subject to known and unknown risks and uncertainties, which may cause PDTI’s actual results in future periods to be materially different from any future performance that may be suggested in this press release.  Such risks and uncertainties may include, but are not limited to, PDTI’s ability to raise equity capital, if necessary, and its ability to obtain equity financing on acceptable terms, if at all, a severe worldwide slowdown in the energy services sector, working capital constraints and other risks described in PDTI’s filings with the SEC.  Further, PDTI is a development stage company that operates in an industry sector where securities values are highly volatile and may be influenced by economic and other factors beyond PDTI’s control such as announcements by competitors and service providers.

- tables to follow –

PARTICLE DRILLING TECHNOLOGIES, INC.

(a development stage enterprise)

CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended September 30,		Year Ended September 30,
	2006	2005	2006	2005
	(Unaudited)	(Unaudited)	(Unaudited)

Revenues	$—	$—	$—	$—

Operating expenses:
Research and development	1,494,989	1,080,698	5,964,438	2,802,155
General and administrative	1,051,548	1,083,463	4,581,604	3,182,313

Total operating expenses	2,546,537	2,164,161	10,546,042	5,984,468

Loss from operations	(2,546,537)	(2,164,161)	(10,546,042)	(5,984,468)

Other income (expenses)
Interest income	36,600	83,203	260,914	209,305
Rental income - related party	—	23,282	46,565	27,162
Gain on debt extinguishment	—	8,293	—	35,283
Gain on assignment of lease - related party	—	—	55,614	—
Interest expense	(4,215)	(887)	(6,638)	(11,700)

Total other income (expenses)	32,385	113,891	356,455	260,050

Net loss	$(2,514,152)	$(2,050,270)	$(10,189,587)	$(5,724,418)

Net loss per common share, basic and diluted	$(0.10)	$(0.08)	$(0.42)	$(0.26)

Weighted average number of common shares outstanding, basic and diluted	25,001,047	24,312,819	24,520,619	22,150,365

PARTICLE DRILLING TECHNOLOGIES, INC.

(a development stage enterprise)

CONSOLIDATED BALANCE SHEETS

	September 30,	September 30,
	2006	2005
	(Unaudited)

ASSETS

Current assets:
Cash and cash equivalents	$2,291,586	$10,504,646
Short term investments	$385,839	$—
Accounts receivable - related party	—	42,330
Prepaid expenses	234,488	229,963

Total current assets	2,911,913	10,776,939

Property, plant & equipment, net	1,326,713	1,277,982

Intangibles, net	1,230,086	1,102,403

Other assets	14,650	391,089

Total assets	$5,483,362	$13,548,413

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$830,552	$1,056,733
Short-term notes payable	179,143	79,880
Current portion of long-term debt	19,270	11,597
Accrued liabilities	471,463	242,633

Total current liabilities	1,500,428	1,390,843

Long-term debt	15,305	9,463

Stockholders’ equity:
Common stock, $.001 par value, 100,000,000 shares authorized, 28,013,291 shares issued and 25,010,205 shares outstanding at September 30, 2006, and 27,441,472 shares issued and 24,441,472 shares outstanding at September 30, 2005	28,012	27,441
Additional paid-in capital	25,239,223	23,218,868
Treasury stock at cost, 3,003,086 shares at June 30, 2006 and September 30, 2005	(1,511,817)	(1,500,000)
Deficit accumulated during the development stage	(19,787,789)	(9,598,202)

Total stockholders’ equity	3,967,629	12,148,107

Total liabilities and stockholders’ equity	$5,483,362	$13,548,413

PARTICLE DRILLING TECHNOLOGIES, INC.

(a development stage enterprise)

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Twelve Months Ended September 30,
	2006	2005
	(Unaudited)	(Unaudited)

Cash flows from operating activities:
Net loss	$(10,189,587)	$(5,724,418)
Adjustments to reconcile net loss to net cash used in operating activities:
Gain on debt extinguishment	—	(35,283)
Gain on assignment of lease - related party	(55,614)	—
Depreciation and amortization expense	688,186	391,467
Common stock issued for services	—	(66,500)
Warrants issued for services	—	57,999
Stock-based employee compensation	2,014,476	614,900
Changes in operating assets and liabilities:
Increase in accounts receivable - related party	1,510	(42,330)
Decrease in prepaid expenses	249,460	(68,428)
Decrease in accounts payable	(226,181)	221,329
Increase (decrease) in accrued liabilities	325,627	26,080

Net cash used in operating activities	(7,192,123)	(4,625,184)

Cash flows from investing activities:
Payments to purchase property and equipment	(636,930)	(1,167,134)
Payments to purchase intangibles	(178,170)	(170,281)
Payments to purchase other assets	(28,415)	(385,839)

Net cash used in investing activities	(843,515)	(1,723,254)

Cash flows from financing activities:
Proceeds from issuance of common stock	6,089	18,647,666
Repurchase of common stock	(11,817)	(1,500,000)
Repayments of notes payable	(171,694)	(314,945)

Net cash provided by financing activities	(177,422)	16,832,721

Net increase in cash and cash equivalents	(8,213,060)	10,484,283

Cash and cash equivalents - beginning of period	10,504,646	20,363

Cash and cash equivalents - end of period	$2,291,586	$10,504,646

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